Item 77D - Policies with respect to security investments
The Board of Trustees of the Registrant approved a change in the Cash Management Portfolio's name to the "Ultra Short Bond Portfolio," along with certain changes to the Portfolio's principal investment strategies, which became effective on May 1, 2016. Post-Effective Amendment No.
85 to the Registration Statement on Form N-1A of SunAmerica Series
Trust (File No. 33-52742) filed on April 22, 2016, describing these changes, was filed pursuant to Rule 485(b) of the Securities Act of 1933, as amended, and is incorporated herein by reference (SEC Accession No. 0001193125-16-552116).
The Board of Trustees of the Registrant approved certain changes to the Emerging Market Portfolio's investment strategies, which became effective on December 9, 2015. A supplement filed pursuant to Rule 497(e) under the Securities Act of 1933, as amended (File No. 33-
52742) was filed on December 9, 2015, describing these changes, and is incorporated herein by reference (SEC Accession No. 0001193125-15-399049).